Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Coronado Topco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(f)(1) and (f)(3) and 457(c)	26,426(1)	N/A	$2,983,495.40(2)	0.0000927	$276.57

Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(f)(1) and (f)(3) and 457(c)	69,414,360(1)	N/A	$2,703,304,591.84(2)	0.0000927	$250,596.34

	Total Offering Amounts					$2,706,288,087.24		$250,872.91

	Total Fees Previously Paid							$250,596.34(3)

	Net Fee Due							$276.57

(1)

Represents additional shares of the registrant’s common stock estimated to be issuable upon completion of the Combinations (as defined herein) described herein. Calculated as the sum of the product obtained by multiplying (a) 1 (the number of shares of the registrant’s common stock a holder of Quidel Corporation common stock will receive for each share of Quidel Corporation common stock) by (b) 26,426 shares of Quidel Corporation common stock issued subsequent to December 31, 2021.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f)(1) and (f)(3) and 457(c) under the Securities Act. The proposed maximum aggregate offering price is equal to the product obtained by multiplying (a) 26,426 (the number of additional shares of the registrant’s common stock estimated to be issuable to holders of Quidel Corporation common stock upon completion of the Combinations described herein as calculated pursuant to footnote (1) above) by (b) $112.90 (the average of the high and low prices of shares of Quidel Corporation common stock on March 31, 2022 as reported on the Nasdaq Global Select Market).

(3)

On January 31, 2022, the registrant previously paid $250,596.34 in connection with the initial Registration Statement relating to the total proposed maximum aggregate offering price of $2,703,304,591.84.